Exhibit 21



                 Subsidiaries of Guaranty Financial Corporation


                 Name of Subsidiary                     State of Organization
                 ------------------                     ---------------------

         Guaranty Bank                                          Virginia

                  - GMSC, Inc.                                  Virginia

                  - Guaranty Investment Corp.                   Virginia

         Guaranty Capital Trust I                               Delaware